SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2007

Driftwood Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-124829	71-1033391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars
Suite 2550
Los Angeles, California 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

1463 Park Drive
Surrey, British Columbia, Canada, V3R5P2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.    Changes in Control of Registrant.

On October 1, 2007, Trinad Capital Master Fund, Ltd., an exempted Cayman Island Corporation, with an address at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 (the “Purchaser”), entered into a Securities Purchase Agreement (the “Agreement”) entered into, by and among certain stockholders of Driftwood Ventures, Inc. (the “Company” or “Registrant”) listed in Schedule A of the Agreement, a copy of which is attached hereto as Exhibit 10.1. The managing members of Trinad Management, LLC, the investment manager of the Purchaser are Robert Ellin and Jay Wolf. Pursuant to the terms of the Agreement, the Stockholders agreed to sell 5,461,000 shares (the “Shares”) of the Company’s common stock, $.001 par value per share, (“Common Stock”) representing approximately 94% of the issued and outstanding Common Stock as of October 1, 2007 (the “Closing”), to the Purchaser. In consideration of the purchase of the Shares, the Purchaser paid at Closing the total sum of seven hundred fifty thousand dollars ($750,000), pursuant to and in accordance with the terms of the Agreement. The source of such capital was the Purchaser’s working capital. The sale of the shares to the Purchaser, an accredited investor, was made pursuant to the exemptions from registration afforded by Sections 4(1) of the Securities Act of 1933, as amended.

At the time of the Change in Control, the Purchaser was the beneficial owner of 5,461,000 shares of the Common Stock of the Registrant. This amount represents approximately 94% of the total voting stock of the Registrant currently outstanding.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Agreement, effective upon the Closing (a) Steven Chan resigned as the Company’s Chief Executive Officer, Secretary and President, (b) Keith Smith resigned as the Company’s Principal Financial Officer, Principal Accounting Officer and Treasurer, (c) Robert Ellin and Barry Regenstein were appointed as Directors of the Board of the Directors of the Company (the “Board”) and will hold the seats until the next annual shareholder meeting can be held and until their successors are duly qualified and elected, (d) Robert Ellin was appointed President and Chief Executive Officer of the Company (e) Jay Wolf was appointed Secretary of the Company, (f) Daniel Kim was appointed Controller of the Company and (g) Charles Bentz was appointed Chief Financial Officer and Treasurer of the Company.

Additionally, Steven Chan and Keith Smith will resign as Directors of the Board ten days following the mailing of a notice on Schedule 14f-1 Information Statement of the Company as contemplated by the Agreement. Upon such resignations, Jay Wolf will be appointed a Director of the Company, and will hold the seat until the next annual shareholder meeting can be held and until his successor is duly elected and qualified. Steven Chan’s resignation letter and Keith Smith’s resignation letter are attached hereto as Exhibit 17.1 and Exhibit 17.2 respectively.

Background of Directors and Officers:

Robert S. Ellin, 41, has nearly twenty years of investment and turnaround experience. Prior to founding Trinad Capital LP, Mr. Ellin was the Founder and President of Atlantis Equities Inc., a private investment company. Founded in 1990, Atlantis actively managed an investment portfolio of small capitalization public companies, as well as select private company investments. Mr. Ellin played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, Mr. Ellin completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to1998. Mr. Ellin currently sits on the board of Command Security Corporation (CMMD), Prolink Holdings Corp. (PLKH), Mediavest, Inc. (MVSI) and New Motion, Inc (NWMO). Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received a Bachelor of Arts from Pace University.

Jay A. Wolf, 34, has fourteen years of investment and operations experience in a broad range of industries. Mr. Wolf’s investment experience includes: senior and subordinated debt, private equity, mergers & acquisitions and public equity investments. Prior to joining Trinad Capital LP, Mr. Wolf served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for the company’s acquisition program. Prior to that, he worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital fund. Mr. Wolf currently sits on the board of Shells Seafood Restaurants (SHLL), Prolink Holdings Corp. (PLKH), Optio Software, Inc (OPTO), Mediavest, Inc. (MVSI) and Starvox Communications, Inc (USWI). Mr. Wolf received a Bachelor of Arts from Dalhousie University.

Charles Bentz, 44, has over fifteen years of experience in the asset management industry and is a Certified Public Accountant. Prior to joining Trinad, Mr. Bentz was the Controller of Fletcher Asset Management and The Reserve Funds, and was a Vice President and Head of Fund Administration and Compliance for BlackRock Inc. Previously; he was the controller of HHF Acquisition Corp. and an AVP at Prudential Mutual Fund Management. Mr. Bentz began his career at Deloitte & Touche, and holds a BS in Accounting from Villanova University.

Barry I. Regenstein, 50, is the President and Chief Financial Officer of Command Security Corporation. Trinad Capital LP is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad Capital LP. Mr. Regenstein has over 28 years of experience with 23 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the Corporation’s Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein currently sits of the boards of GTJ Co., Inc., ProLink Holdings Corporation (PLKH), Starvox Communications, Inc. (USWI), Zane Acquisition I, Zane Acquisition II, Asianada and Mediavest, Inc. (MVSI).  Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.

Daniel Kim, 38, has twelve years of private and public accounting experience in a variety of industries which include manufacturing, construction, technology and real estate. He was previously the controller at Total Investments, a real estate company in Los Angeles, where he also set internal controls and maintained banking relationships. His public accounting experience includes auditing of security broker/dealers. Mr. Kim is a Certified Public Accountant in the State of California and holds a B.S. in Business Administration from the University of Southern California.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description

10.1 Securities Purchase Agreement, dated October 1, 2007, by and among the Stockholders and Trinad.
17.1 Resignation Letter from Steven Chan.
17.2 Resignation Letter from Keith Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driftwood Ventures, Inc. (Registrant)

Date: October 1, 2007	By:	/s/ Robert Ellin
Robert Ellin
Director and President